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                                                                    EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               R ACQUISITION, INC.

        R ACQUISITION, INC., a Delaware corporation, HEREBY CERTIFIES AS
FOLLOWS:

        1. The name of the corporation is R Acquisition, Inc. (the
"Corporation").

        2. The certificate of incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

                                   "ARTICLE I

                                      Name

        "The name of the corporation is Reel.com, Inc. (the "Corporation")."

        3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, R ACQUISITION, INC. has caused this certificate to be signed by Donald J. Ekman, its Secretary, this 1st day of October, 1998.

                                            R ACQUISITION

                                            By: /s/ DONALD J. EKMAN
                                               -------------------------------
                                               Secretary